Exhibit No. 28(a)(5)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

THE SOLAR AND ALTERNATIVE ENERGY FUND, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

MAURICE L. SCHOENWALD, being the President and Chairman of the Board of Directors of THE SOLAR AND ALTERNATIVE ENERGY FUND, INC. and DAVID J. SCHOENWALD, being the Secretary of THE SOLAR AND ALTERNATIVE ENERGY FUND, INC. hereby certify and set forth:

1.           The name of the Corporation is THE SOLAR AND ALTERNATIVE ENERGY FUND, INC.  The name under which the Corporation was formed was THE SOLAR FUND, INC.

2.           The Certificate of Incorporation of THE SOLAR FUND, INC. was filed with the Department of State on the 17th day of January, 1978.

3.           The Certificate of Incorporation of THE SOLAR FUND, INC. was amended by the filing of a Certificate of Amendment with the Department of State on the 4th day of August, 1981.

4.           The Certificate of Incorporation of THE SOLAR FUND, INC. was restated by the filing of a restated Certificate of Incorporation with the Department of State on the 2nd day of September, 1981.

5.           The Certificate of Incorporation of THE SOLAR FUND, INC. was amended, so as to change the corporate name to THE SOLAR AND ALTERNATIVE ENERGY FUND, INC. by the filing of a Certificate of Amendment on February 10, 1982.

6.           The Certificate of Incorporation of THE SOLAR AND ALTERNATIVE ENERGY FUND, INC. is hereby amended to:

a)           change its name to:

NEW ALTERNATIVES FUND, INC.

7.           Paragraph (1) of the restated certificate is amended as follows:

1.           The name of the Corporation is New Alternatives Fund, Inc.

8.           The manner in which this amendment to the restated Certificate of Incorporation of THE SOLAR AND ALTERNATIVE ENERGY FUND, INC. was authorized by the vote of the holder of all the outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 22 day of July, 1982.  And affirms that the statements made herein are true under the penalties of perjury.

/s/ MAURICE L. SCHOENWALD
MAURICE L. SCHOENWALD
President and Sole Shareholder

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

THE SOLAR AND ALTERNATIVE ENERGY FUND, INC.

UNDER SECTION 805 OF

THE BUSINESS CORPORATION LAW

Filed by:

SCHOENWALD & SCHOENWALD

295 Northern Boulevard
Great Neck, NY  11021
516-466-0808